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                                                                   EXHIBIT 99.1


For Immediate Release
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                 CRITICAL PATH TO APPEAL NASDAQ DETERMINATION

SAN FRANCISCO - (Dec. 30, 2002) Critical Path, Inc. (Nasdaq: CPTH), a global leader in digital communications software and services, today announced that it has received notification from The Nasdaq Stock Market that it is out of compliance with the minimum bid price requirement of $1.00 a share set forth in Marketplace Rule 4450(a)(5) for continued listing on the Nasdaq National Market. Critical Path's securities will, therefore, be subject to de-listing action from The Nasdaq National Market. However, the Company has requested a hearing with the Nasdaq Listing Qualifications Panel, which is set for January 30, and it intends to present a plan through which it expects to regain full compliance with the Nasdaq continued listing standards. The common stock will remain listed on The Nasdaq National Market at least until the hearing date.


About Critical Path, Inc.

Critical Path, Inc. (Nasdaq: CPTH) is a global leader in digital communications software and services. The company provides messaging solutions -- from wireless, secure and unified messaging to basic email and personal information management -- as well as identity management solutions that simplify user profile management and strengthen information security. The standards-based Critical Path Communications Platform, built to perform reliably at the scale of public networks, delivers the industry's lowest total cost of ownership for messaging solutions and lays a solid foundation for next-generation communications services. Solutions are available on a hosted or licensed basis. Critical Path's customers include more than 700 enterprises, 190 carriers and service providers, eight national postal authorities and 35 government agencies. Critical Path is headquartered in San Francisco. More information can be found at www.criticalpath.net






                                   -more-
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                               Critical Path to Appeal Nasdaq Determination / 2



Forward-Looking Statements:
This press release may contain forward-looking statements, including the Company's statements regarding its finance, business and operations results and projections including anticipated or projected revenue, expenses and operational growth and markets. The words "anticipate," "expect," "intend," "plan," "believe," "seek," and "estimate" and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially. Factors that might cause future results to differ materially from those projected in the forward-looking statements include, but are not limited to, difficulties of forecasting future results due to our limited operating history, failure to meet sales and revenue objectives, forecasts and earnings guidance, failure to negotiate favorable deals with strategic partners for technology and the distribution of our products and services, our evolving business strategies and the emerging nature of the market for our products and services, lingering doubts related to the SEC investigation of former executive officers and directors, turnover within and integration of senior management, board of directors members and other key personnel, difficulties in delivering and marketing our product and service offerings, protection of our intellectual property, failure to successfully expand our sales and marketing activities, potential difficulties associated with restructuring, strategic relationships, investments and uncollected bills, general economic conditions in markets in which the Company does business, volatility in the market for stock and risks associated with potential de-listing actions by the market on which we are listed, risks associated with the operation of the Company should its stock be de-listed, risks associated with our international operations, foreign currency fluctuations, unplanned system interruptions and capacity constraints, software defects. These and other risks and uncertainties are described in more detail in Critical Path's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 and the Quarterly Reports on Form 10-Q the for quarters ended March 31, June 30 and September 30, 2002, all as may be amended from time to time, and all subsequent filings with the Securities and Exchange Commission (www.sec.gov).

                                    # # #

Note to Editors: Critical Path and the Critical Path logo are the trademarks of Critical Path, Inc.



Critical Path Contact Information:
    For Reporters:                              For Financial Analysts:
    Katey Stewart                               Mike Bishop
    Horn Group                                  Investor Relations
    415-905-4019                                415-541-2619
    kstewart@horngroup.com                      mike.bishop@criticalpath.net